UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2025
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As further described in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 13, 2025, MarketWise, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2025. At the Annual Meeting, the Company’s stockholders approved an amendment to the MarketWise, Inc. 2021 Incentive Award Plan (the “2021 Plan”) to increase the shares reserved for issuance under the 2021 Plan by 1,630,554 shares (the “Amendment”). The Amendment was previously adopted by the Company’s board of directors subject to stockholder approval. The 2021 Plan and the Amendment are described in greater detail in the Company’s definitive proxy statement for the Annual Meeting filed with the SEC on April 30, 2025 (the “Proxy Statement”) under the caption “Proposal 2: Amendment to 2021 Incentive Award Plan,” which disclosure is incorporated herein by reference. The description of the 2021 Plan, as amended by the Amendment contained in the Proxy Statement as Appendix A, is qualified in its entirety by reference to the full text of the 2021 Plan as amended by the Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1	Amendment to the MarketWise, Inc. 2021 Incentive Award Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: June 18, 2025	By:	/s/ Scott Forney
	Name:	Scott Forney
	Title:	General Counsel